CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
James R Knowles (Holdings) PLC

We consent to the incorporation by reference in the registration statements: (No. 333-114816) on Form S-3; (No. 333-114816) on Form S-1; and on Form S-8 (filed with the SEC on 21 September 2006) of Hill International Inc. of our report dated 17 November 2006, with respect to the consolidated financial statements of James R Knowles (Holdings) PLC for the years ended 31 July 2004 and 2005, which report appears in the Form 8-K/A of Hill International Inc. filed 17 November 2006.

KPMG Audit Plc

KPMG Audit Plc
Leeds, England
22 November 2006